Report of Independent Auditors


To the Shareholders and
Board of Directors of
PaineWebber Mutual Fund Trust
PaineWebber California Tax-Free
Income Fund

In planning and performing our
audit of the financial statements of
PaineWebber Mutual Fund Trust -
PaineWebber California Tax-Free
Income Fund for the year ended
February 28, 2001, we considered
its internal control, including
control activities for safeguarding
securities, to determine our
auditing procedures for the purpose
of expressing our opinion on the
financial statements and to comply
with the requirements of Form N-
SAR, and not to provide assurance
on internal control.

The management of PaineWebber
Mutual Fund Trust - PaineWebber
California Tax  Free Income Fund
is responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of control.  Generally,
internal controls that are relevant to
an audit pertain to the entitys
objective of preparing financial
statements for external purposes
that are fairly presented in
conformity with accounting
principles generally accepted in the
United States.  Those internal
controls include the safeguarding
of assets against unauthorized
acquisition, use, or disposition.

Because of inherent limitations in
internal control, misstatements due
to errors or fraud may occur and
not be detected.  Also, projections
of any evaluation of internal
control to future periods are subject
to the risk that it may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the American
Institute of Certified Public
Accountants.  A material weakness
is a condition in which the design
or operation of one or more of the
specific internal control
components does not reduce to a
relatively low level the risk that
errors or fraud in amounts that
would be material in relation to the
financial statements being audited
may occur and not be detected
within a timely period by
employees in the normal course of
performing their assigned
functions.  However, we noted no
matters involving internal control,
including control activities for
safeguarding securities, and its
operation that we consider to be
material weaknesses as defined
above at February 28, 2001.

This report is intended solely for
the information and use of the
Board of Directors and
management of PaineWebber
Mutual Fund Trust - PaineWebber
California Tax Free Income
Fund, and the Securities and
Exchange Commission and is not
intended to be and should not be
used by anyone other than these
specified parties.





			ERNST &
YOUNG LLP

April 10, 2001